KemPharm INC

Q3 2021 Results Call

November 10, 2021

Cautionary Note Regarding Presentation Information

This presentation may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation and can be identified by the use of words such as "may," "will," "expect," "project," "estimate," "anticipate," "plan," "believe," "potential," "should," "continue" or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements include statements regarding the market outlook for AZSTARYS®, potential regulatory and sales milestone and royalty payments pursuant to the License Agreement with an affiliate of Gurnet Point Capital, the potential benefits of AZSTARYS, the clinical development of KP879 and KP1077, the potential benefits of SDX being classified as a Schedule IV controlled substance, and KemPharm's forecasted cash runway. These forward-looking statements are based on information currently available to KemPharm and its current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans. Risks concerning KemPharm's business are described in detail in the "Risk Factors" section of KemPharm's Annual Report on Form 10-K for the year ended December 31, 2020, KemPharm's Quarterly Report for the quarter ended September 30, 2021, and KemPharm's other filings with the Securities and Exchange Commission. KemPharm is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

This presentation also may contain estimates and other statistical data made by independent parties and by us relating to market size and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

Q3 2021 Results Call Participants



Travis Mickle, Ph.D.
President & Chief Executive Officer



R. LaDuane Clifton, CPA
Chief Financial Officer, Secretary & Treasurer

KemPharm: Q3 2021 and Recent Highlights

AZSTARYS®

- ✓ Commercial launch on July 21, 2021; just 100 days into launch
- ✓ Payor access significantly improving; **over 50 million lives now have access to AZSTARYS**
- ✓ Multiple presentations for AZSTARYS and SDX at recent medical conferences

Solid Financial Position

- ✓ Cash on hand as of Sept 30, 2021 = $131.5M
- ✓ Q3 2021 net loss of $(1.8)M, or ($0.05) per basic and diluted share
- ✓ Uplisted to The Nasdaq Global Select Market; affirms strong financial/corporate framework

SDX Opportunity

- ✓ Clinical trial with SDX underway; data expected prior to year-end 2021
- ✓ Multiple potential paths forward to be fully assessed based on commercial potential and development pathway

Corporate Updates

- ✓ Richard W. Pascoe appointed Executive Chairman
- ✓ Tamara A. Seymour named to Board of Directors

KEMPHARM VALUE PROPOSITION

Specialty pharmaceutical company discovering and developing novel treatments for CNS diseases

Two FDA approved and partnered medications, AZSTARYS® and APADAZ®, validate approach and science

Leveraging LAT® Platform Technology and extensive CNS expertise to create a pipeline of high-value opportunities

KemPharm Leverages its LAT® Prodrug Technology to Improve the Attributes of Approved Drugs


Approved Drug with Sub-Optimal Properties
Ligand
Prodrug with Improved Attributes
Cleaved Drug through Human Metabolic Process

1. Select FDA-approved and widely prescribed drug for improvement, seek indications with few options or significant unmet need

2. Chemically modify using a ligand to create a prodrug
   - Ligands – GRAS or demonstrated to be safe
   - Prodrugs generate composition-based patents

3. Following ingestion, normal human metabolic processes cleave the ligand and release the active drug

- Generates long-lived **composition-of-matter** patent protection
- Proprietary to KemPharm

Partnered Assets Create the Potential For Near and Long-Term Value

Candidate	Indication	Partner	Status
AZSTARYS® Methylphenidate ER	ADHD	Gurnet Point Capital/Corium	• **Commercially available** • Royalties/sales milestones expected to start in 2022 and beyond
KP484 Methylphenidate ER	ADHD	Gurnet Point Capital/Corium	• **Licensed** • Ready to enter clinical phase • Timing TBD with partner
SDX-Candidates Methylphenidate	Various (SUD, IH)	Gurnet Point Capital/Corium	• IND cleared for KP879 • Pre-clinical not needed, clinical underway 2021 • GPC has Right of First Negotiation after POC, then one-time ROFR up to NDA acceptance
KP922 Amphetamine	TBD	Gurnet Point Capital/Corium	• Timing TBD • GPC has Right of First Negotiation after POC, but no ROFR
APADAZ® Hydrocodone IR	Pain	KVK Tech	• **Licensed** • Commercial launch Q4 2020 • Potential for $3.4M in m/s and reimb, plus profit share up to 50%

AZSTARYS® Product Highlights

- 70% prodrug of d-MPH (serdexmethylphenidate, or SDX) co-formulated with 30% immediate release d-MPH
- AZSTARYS® features and benefits
  - Indicated for the treatment of ADHD in patients 6 years of age and older
  - Can be administered with or without food
  - Capsule can be opened and sprinkled in applesauce or water
  - In a 12-month study, no clinically significant changes in height or weight compared to normal growth
  - **SDX is a Schedule IV compound; the first-and-only C-IV methylphenidate-based compound**
  - LS mean change in SKAMP-C Score from baseline was different at all timepoints from 30 minutes to 13 hours post-dose for AZSTARYS vs. placebo
- No generic equivalent product
- Composition-based patent expires in 2037; NCE status granted; PTE and pediatric exclusivity possible as well

IMPORTANT SAFETY INFORMATION, Contraindications, Warnings and Precautions, Adverse Reactions and Drug Interactions may be found within the full Prescribing Information at www.kempharm.com/pipeline-products/#kp415

ASTARYS® - U.S. Commercial Launch

- **July 2021, Corium, an affiliate of GPC, launched AZSTARYS (serdexmethylphenidate and dexmethylphenidate capsules) in the U.S.**
  - 100 days' post-launch, momentum building among payors, patients, providers and prescribers:
    - *No push-back from prescribers or patients regarding the clinical profile*
    - *Repeat prescribing and refills*
  - Corium estimates that **more than 50 million Commercial and Medicaid lives** now have payor access to AZSTARYS with more progress to come

- **AZSTARYS Commercial Launch is a Significant Milestone for KemPharm**
  - Further demonstrates value potential of SDX and KemPharm's LAT® platform
  - License agreement with Commave, an affiliate of GPC, provides significant economic benefits to KemPharm tied to the commercialization of AZSTARYS
  - Based on the approved label for AZSTARYS, we believe peak market share may be greater than original internal forecast

Serdexmethylphenidate (SDX) Opportunity

- SDX provides an opportunity to explore indications outside ADHD
  - SDX is the only C-IV methylphenidate-based product; all others are C-II
  - SDX has a unique PK profile allowing for gradual and continuous release throughout the day
  - No generic equivalent and not substitutable
- Recently initiated a trial with SDX under the KP879 IND exploring the pharmacokinetics, safety and exploratory effects of SDX at doses above those studied with AZSTARYS (>240 mg)
  - Data release should be available prior to year-end 2021
- Goal is to assess the best potential clinical path with SDX in future drug development in such indications like Stimulant Use Disorder (SUD), Idiopathic Hypersomnia (IH) and others

Clinical and Business Criteria will Guide Decisions on SDX Opportunities

- Once available, KemPharm will analyze the data, along with other business criteria to determine how to best prioritize the SDX-based product candidates in order to maximize shareholder value
- Criteria include:
  - Clinical risk
  - Development risk
  - Regulatory risk
  - Commercial opportunity
    - Physician and KOL input/research
    - Payor research
    - Competitive landscape
  - Cost of development
  - Time to approval
  - Strategic considerations

Financial Update

As of September 30, 2021

Q3 2021 Results; Balance Sheet Demonstrates Solid Financial Position

- Revenue of $2.0M, derived primarily from consulting service fees
- Net loss ($1.8M), or ($0.05) per basic and diluted share
- Net operating loss was ($2.2M), which increased by $1.0M compared to Q3 2020 due to an increase in operating expenses
  - R&D expenses were $2.2M, an increase of $0.5M compared to Q3 2020 due to the ongoing SDX study
  - G&A expenses were $1.9M, an increase of $0.5M compared to Q3 2020

- Balance sheet details as of Sept. 30, 2021:
  - Cash and cash equivalents was $131.5M, a decrease of $0.8M compared to June 30, 2021
  - 35,317,313 common shares outstanding; no preferred shares outstanding
  - 46,553,727 fully diluted common shares outstanding, which includes 4,252,600 shares issuable upon exercise of warrants
- Strong balance sheet with a cash balance that provides for operating requirements, internal development opportunities, and other potential external investments (in-licensing, acquisition, partnerships, etc.)

Uplisting to The Nasdaq Global Select Market

- KemPharm's common stock listing was moved up to The Nasdaq Global Select Market effective October 19, 2021
- Nasdaq Global Select Market recognized as having the highest initial listing standards of any exchange in the world
  - Consists of 1,450 stocks
  - Must meet Nasdaq's strict financial and liquidity requirements and corporate governance standards on both an initial and continuing basis

"KemPharm's advancement to The Nasdaq Global Select Market continues a year of tremendous growth and accomplishment for our company during which time we transformed our business, solidified our financial position and, most importantly with AZSTARYS®, succeeded in bringing forth to market the first truly differentiated ADHD medication in years."
Travis C. Mickle, Ph.D., President and Chief Executive Officer of KemPharm.

KemPharm: Looking Ahead

AZSTARYS®

- ✓ Corium's U.S. launch progressing as planned
- ✓ 100 days in, and AZSTARYS has payor access for over 50 million lives and growing; momentum is building

Solid Financial Position

- ✓ Cash on hand as of Sept. 30, 2021 = $131.5M
- ✓ Uplisting to The Nasdaq Global Select provides access to larger pool of potential investors
- ✓ Potential of licensing revenue from AZSTARYS royalties and sales milestones in 2022

SDX Opportunity

- ✓ Data from SDX trial expected before year-end
- ✓ Multiple potential paths forward will be fully assessed based on commercial potential and development pathway

Beyond AZSTARYS

- ✓ Selection of a lead SDX product development candidate as early as January 2022
- ✓ Ongoing evaluation of non-SDX internal pipeline candidates and external opportunities

INC

KemPharm

Leveraging our LAT® Prodrug Technology to Create Long-Term Value

For additional information please contact:
Maureen McEnroe
mmcenroe@tiberend.com